CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 33 to the registration statement on Form N-1A (File No. 2-58869)("Registration Statement") of our report dated January 14, 1999, relating to the financial statements and financial highlights appearing in the November 30, 1998 Annual Report of Putnam Equity Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 26, 2001